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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))


                              THE FIRST YEARS INC.
                (Name of Registrant as Specified In Its Charter)

                              THE FIRST YEARS INC.
                   (Name of Person(s) Filing Proxy Statement)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

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[THE FIRST YEARS LOGO]                                    THE FIRST YEARS INC.

                                                          CORPORATE HEADQUARTERS

                                                          One Kiddie Drive

                                                          Avon, MA 02322-1711

                                                          Tel: 508-588-1220

                                                          Fax: 508-583-9067

                                                          www.thefirstyears.com


           Additional Proxy Materials Concerning 2003 Annual Meeting

     The following information concerns the upcoming Annual Meeting of Stockholders of The First Years Inc. (the "Company"), which will be held on May 15, 2003 (the "Meeting"). On April 16, 2003, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC") relating to the Meeting. The Company's proxy statement relates to its solicitation of stockholder proxies with respect to two proposals: (i) a proposal to reelect Ms. Evelyn Sidman, Mr. Walker J. Wallace and Mr. Lewis M. Weston to the Company's Board of Directors, and (ii) a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2003 fiscal year.

     On April 17, 2003, the date following the Company's filing of its definitive proxy statement, Phillip Goldstein, a stockholder of the Company, filed a preliminary proxy statement with the SEC in opposition to the solicitation by the Company's Board of Directors. Mr. Goldstein subsequently filed a definitive proxy statement on April 29, 2003. Mr. Goldstein's proxy statement indicates that he intends to solicit proxies for the Meeting (i) for the election of his nominee, Gerald Hellerman, to the Company's Board of Directors, in opposition to the Company's nomination of Ms. Evelyn Sidman, and
(ii) for a proposal to dismantle the Company's shareholder rights plan.

     Please refer to the definitive proxy statement filed by the Company with the SEC for information regarding its solicitation and the participants therein. This filing is available on the SEC's website at www.sec.gov, and can be found by searching for filings made relating to The First Years Inc. In addition, information regarding Mr. Goldstein's solicitation and the participants therein can be found in Mr. Goldstein's definitive proxy statement, which is available in the same location on the SEC's website.

     The Company is circulating this notice to you now in order to clarify that it does not intend to permit Mr. Goldstein's proposals to be acted upon at the upcoming Meeting, because Mr. Goldstein has failed to comply with the provisions of the Company's by-laws relating to advance notice of stockholder proposals and director nominations. The Company's by-laws contain explicit guidelines with respect to the notice that must be provided to the Company by a stockholder who intends to present proposals or nominations for consideration at a stockholders' meeting.

     These by-laws have been in place since 1995, and similar by-laws have been adopted by many public companies. These provisions promote orderly and informed shareholder voting, and ensure that stockholders have sufficient notice of the matters to be voted on at the Annual Meeting. For whatever reason, Mr. Goldstein chose not to comply with these provisions. As a result, the Company believes that, under the terms of its by-laws, Mr. Goldstein is barred from presenting either his nomination or his proposal at the Meeting.

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     Accordingly, the proposals that will be presented and acted upon at the
Company's 2003 Annual Meeting of Stockholders will be the matters set forth in the Company's definitive proxy materials as described above.

     As required by the SEC's proxy rules, we also provide the following information:

     1. The Company has expended approximately $7,000 to date in connection with its solicitation relating to the Meeting, and estimates that it will spend approximately $20,000 in total on such activities, exclusive of the amount of such costs represented by the amount normally expended for a solicitation for an election of directors in the absence of a contest, and costs represented by salaries of regular employees and officers in the course of their normal duties. In addition, in the event that the Company decides to retain an outside party to act as a proxy solicitor on its behalf in connection with the Meeting, it will incur additional costs. The Company has not yet determined whether it will retain such a proxy solicitor.

     2. On November 26, 2002, Mr. Fred T. Page, a Director of the Company, purchased 6,000 shares of the Company's Common Stock.